Exhibit 32.1

SPRING BANK PHARMACEUTICALS, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Spring Bank Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin Driscoll
Martin Driscoll
President and Chief Executive Officer (principal executive officer)

/s/ Jonathan Freve
Jonathan Freve
Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

Date: March 11, 2019

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Spring Bank Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.